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                                                              EXECUTION COPY

                            Dated 25 September, 2001

                           RANDGOLD RESOURCES LIMITED

                                 as the Chargor

                                      and

                         N M ROTHSCHILD & SONS LIMITED
                            as the Security Trustee

                         _____________________________

                                DEED OF RELEASE
                         _____________________________

                                     MAYER
                                     BROWN
                                    & PLATT

                               Bucklersbury House
                            3 Queen Victoria Street
                                London, EC4N 8EL
                            Telephone: 020 7246 6200
                               Fax: 020 7329 4465
                              Reference: 99514374

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THIS DEED OF RELEASE is dated 25 September, 2001 between:

(1) RANDGOLD RESOURCES LIMITED, a company organised and existing under the laws of Jersey (the "CHARGOR"); and

(2) N M ROTHSCHILD & SONS LIMITED, a bank organised and existing under the laws of England (the "SECURITY TRUSTEE").

WHEREAS:

(A) By a Debenture, dated 24 February 2000, between the Chargor and the Security Trustee (the "DEBENTURE"), the Chargor charged all of the Charged Shares (as such term is defined in the Debenture) owned by it and certain other assets to the Security Trustee to secure the payment and discharge of all monies, obligations and liabilities thereby covenanted to be paid (the "LIABILITIES");

(B) In consideration of Mining Investment Jersey Limited, a wholly owned subsidiary of the Chargor and a company organised and existing under the laws of Jersey ("MIJL"), agreeing to enter into a new deed of charge in respect of the Charged Shares, the Security Trustee has agreed to release the Charged Shares owned by the Chargor from the security constituted by the Debenture.

IT IS AGREED as follows:

1.       RELEASE

         In consideration of MIJL agreeing to enter into a new deed of charge in respect of the Charged Shares, the Security Trustee hereby unconditionally and irrevocably releases and forever discharges (but without representation, warranty or recourse by or to the Security Trustee whatsoever) the Charged Shares from the charges created by the Chargor pursuant to the Debenture.

2.       FULL FORCE AND EFFECT

         Save as provided in the preceding provisions of Clause 1, all provisions of the Debenture shall remain in full force and effect and binding on the parties thereto insofar as the same are in force and effect and binding on the parties thereto immediately prior to the date of this Deed of Release (this "DEED").

3.       INDEMNITY

         In consideration of the execution and delivery of this Deed by the Security Trustee, the Chargor hereby indemnifies and holds the Security Trustee free and harmless from and against any and all costs and expenses (including reasonable fees and expenses of legal advisers on a full indemnity basis), incurred by the Security Trustee as a result of, or arising out of, or relating to the entering into and performance of this Deed by or on behalf of the Security Trustee.

4.       FURTHER ASSURANCE

         Each of the parties hereto hereby undertakes with the others that it will do all such acts and things and execute all such deeds and documents as may be reasonably

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         necessary to carry into effect or to give legal effect to the provisions of this Deed and the discharges and other matters hereby contemplated.

5.       COUNTERPARTS

         This Deed may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

6.       LAW AND JURISDICTION

         This Deed shall be governed and construed in all respects in accordance with the laws of England and Wales and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of England in respect of this Deed.

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EXECUTED as a DEED by N M             )
ROTHSCHILD & SONS LIMITED, as         )        _________________________________
Security Trustee by:                  )        By
                                               /s/ C. Coleman
                                               _________________________________
                                               Name Printed   C. COLEMAN
                                               _________________________________
                                               Title   Director

                                               _________________________________
                                               By
                                               /s/ Alan P. Graham
                                               _________________________________
                                               Name Printed   Alan P. Graham
                                               _________________________________
                                               Title   Secretary

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IN WITNESS WHEREOF the parties hereto have executed this document as a deed the day and year first before written

EXECUTED as a DEED by                 )        /s/ Dennis Mark Bristow
RANDGOLD RESOURCES LIMITED            )        _________________________________
as Chargor by:                        )        By

                                               DENNIS MARK BRISTOW
                                               _________________________________
                                               Name Printed

                                               DIRECTOR
                                               _________________________________
                                               Title

                                               /s/ David Ashworth
                                               _________________________________
                                               By

                                               DAVID ASHWORTH
                                               _________________________________
                                               Name Printed

                                               DIRECTOR
                                               _________________________________
                                               Title